RF INDUSTRIES, LTD.                                    For Immediate Release
RF Connectors/Aviel/Neulink/Bioconnect

Investor Contact:                                         Company Contact:
 Neil Berkman Associates                                  Howard Hill, President
 (310) 277 - 5162                                         (858) 549-6340
 info@berkmanassociates.com                               rfi@rfindustries.com


                  RF Industries' Announces Audited Fiscal 2004
                           and Fourth Quarter Results


           SAN DIEGO, CA, February 14, 2005 . . . RF INDUSTRIES, LTD. (NASDAQ:RFIL) today announced final audited results for the fiscal year ended October 31, 2004, the filing of its Annual Report on Form 10-KSB with the SEC and unaudited results for the fourth quarter. Net income for the year and fourth quarter ended October 31, 2004 was $1,224,000 and $374,000, respectively. These results replace preliminary unaudited earnings reported by RFI on January 7, 2005.
           For the fiscal year ended October 31, 2004, audited net income increased 72% to $1,224,000, or $0.33 per diluted share, compared to $711,000, or $0.19 per diluted share, for the fiscal year ended October 31, 2003. Sales increased 14% to a record $11,227,000, compared to $9,875,000, in fiscal 2003. RFI previously reported preliminary net income of $1,288,000, or $0.34 per diluted share, and sales of $11,333,000 for fiscal 2004.
           For the fourth quarter ended October 31, 2004, net income increased 24% to $373,000, or $0.10 per diluted share, compared to $301,000, or $0.09 per diluted share, in the same quarter last year. Sales increased 6% for the quarter to $3,229,000, compared to sales of $3,045,000 in same quarter last year. RFI previously reported preliminary unaudited fourth quarter net income of $437,000, or $0.12 per diluted share, and sales of $3,335,000 for the fourth quarter of fiscal 2004. The fourth quarter acquisition of Aviel Electronics added approximately $190,000 and $36,000 to sales and operating profits, respectively, for the fourth quarter of fiscal 2004.
           RFI's operating income improved to 18% of sales, compared to 12% of sales in fiscal 2003, and profitability benefited from a strong product mix at RF Connector and higher Bioconnect sales.
           At October 31, 2004, RFI reported cash and cash equivalents of $4,497,000, working capital of $9,696,000, an 18 to 1 current ratio, no long-term debt and stockholders' equity of $10,455,000, or $3.49 per share.
           RFI's RF Connectors division designs and distributes radio frequency
      (RF) coaxial connectors and cable assemblies used for Wi-Fi, PCS, radio, test instruments, computer networks and antenna devices. Aviel Electronics provides custom microwave, and RF Connector solutions to aerospace, OEM and Government agencies. Neulink designs and markets wireless digital data transmission products for industrial monitoring, wide area networks, GPS tracking and locations systems. RFI's Bioconnect operation designs, manufactures and distributes specialized electrical cabling and interconnect products to the medical monitoring market.

      The statements contained in this release which are not historical facts may be deemed to contain forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties, including, without limitation, uncertainties detailed in the Company's Securities and Exchange Commission filings.


                                    * * * * *
                                                                           #3803

7610 Miramar Road, San Diego, CA 92126-4202    (858) 549-6340    (800) 233-1728
                               FAX (858) 549-6345
          E-mail: rfi@rfindustries.com   Internet: www.rfindustries.com

                                                    RF INDUSTRIES, LTD.
                                              Condensed Statements of Income

                                                             Three Months Ended                   Fiscal Year Ended
                                                                 October 31,                         October 31,
                                                         ----------------------------       -------------------------------
                                                            2004             2003               2004              2003
                                                                (unaudited)
Net sales                                                $ 3,229,066      $ 3,045,189        $ 11,227,242      $ 9,875,499
Cost of sales                                              1,562,050        1,664,516           5,539,945        5,079,307
                                                         -----------      -----------        ------------      ------------
   Gross profit                                            1,667,016        1,380,673           5,687,297        4,796,192
                                                         -----------      -----------        ------------      ------------

 Operating expenses:
  Engineering                                                148,612          188,331             486,202          753,562
  Selling and general                                        873,407          666,231           3,154,074        2,849,506
                                                         -----------      -----------        ------------      ------------
     Total expenses                                        1,022,019          854,562           3,640,276        3,603,068
                                                         -----------      -----------        ------------      ------------

Operating income                                             645,997          526,111           2,047,021        1,193,124

Interest income                                                7,697            5,094              17,110           22,321
                                                         -----------      -----------        ------------      ------------
Income before provision for income taxes                     652,694          531,205           2,064,131        1,215,445
Provision for income taxes                                   280,000          230,050             840,000          504,700
                                                         -----------      -----------        ------------      ------------
     Net Income                                          $   372,694      $   301,155        $  1,224,131      $    710,745
                                                         ===========      ===========        ============      ============
Earnings per share - basic                               $       .13      $       .11        $        .42      $        .23
                                                         ===========      ===========        ============      ============
Earnings per share - diluted                             $       .10      $       .09        $        .33      $        .19
                                                         ===========      ===========        ============      ============

Basic weighted average shares outstanding                  2,964,362        2,661,384           2,906,806        3,053,352
                                                         ===========      ===========        ============      ============
Diluted weighted average shares outstanding                3,805,136        3,329,159           3,751,281        3,670,625
                                                         ===========      ===========        ============      ============

Condensed Balance Sheets
                                                 October 31,       October 31,
                                                     2004             2003
                                                -------------     -------------

Cash and investments                             $  4,497,322      $  2,683,896

Accounts receivable, net                            1,516,035         1,701,618

Inventories                                         3,789,958         3,455,018

Other current assets                                  456,138           305,679
                                                ------------       ------------
     Total current assets                          10,259,453         8,146,211



Equipment and furnishings, net                        563,040           328,124

Other assets                                          248,229           133,755
                                                ------------       ------------
     Total assets                                 $11,070,722      $  8,608,090



Current liabilities                             $     563,056     $     509,992

Deferred tax liabilities                               53,000            40,000

Stockholders' equity                               10,454,666         8,058,098
                                                ------------       ------------
  Total liabilities & stockholders' equity        $11,070,722      $  8,608,090